EXHIBIT 23


INDEPENDENT ACCOUNTANTS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 2-40316, No. 2-82109, No. 33-21757, No. 33-59930 and No. 333-31595 of Winnebago
Industries, Inc. on Form S-8 of our reports dated October 21, 1997 appearing in and incorporated by reference in the Annual Report on Form 10-K for Winnebago Industries, Inc. for the year ended August 30, 1997.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Minneapolis, Minnesota
November 19, 1997